Exhibit 10(a)

TI DEFERRED COMPENSATION PLAN

(Effective January 1, 2009)

TI DEFERRED COMPENSATION PLAN

Texas Instruments Incorporated, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as “TI” or “the Company”), froze the TI Deferred Compensation Plan (the “Frozen DCP”), effective as of December 31, 2004, to new participants, to new elective deferrals and to benefits under the Frozen DCP to the extent benefits under that plan were earned and vested as of that date. Effective as of January 1, 2005, TI established a new deferred compensation plan (the “New Plan”) in order (i) to provide a select group of management or highly compensated employees described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with the opportunity to defer payment of certain compensation and benefits earned from and after January 1, 2005 to a later date, (ii) to provide for the payment of benefits under the Frozen DCP which were not earned and vested as of January 1, 2005, and (iii) to restore certain benefits earned and/or vested on or after January 1, 2005, which cannot be provided under the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan as a result of that deferral of compensation or by reason of the application of Section 401(a)(17) and/or Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), all in accordance with the interim guidance promulgated under Section 409A of the Code. The benefits provided under the New Plan are unfunded with the result that the participants in the Plan are general unsecured creditors of TI. TI hereby amends and restates the New Plan, effective as of January 1, 2009 (the “A&R Plan” or the “Plan”), in the form provided herein in order, among other things, to establish the name of the A&R Plan as the “TI Deferred Compensation Plan” and to comply with the Final Treasury Regulations of Section 409A of the Code.

Prior to January 1, 2009, the deferral of amounts and restoration of benefits pursuant to the New Plan was governed by the applicable interim guidance under Section 409A of the Code in effect prior to January 1, 2009, and the deferral of compensation earned from and after January 1, 2009 and the restoration of benefits from and after January 1, 2009, as well as all amounts in a Participant’s Accounts on or after January 1, 2009, shall be governed by the terms and conditions of this A&R Plan.

Effective as of November 1, 2008, the Frozen DCP was merged into the New Plan in order to permit the election provisions described in this A&R Plan which took effect as of November 1, 2008 to apply to all of the amounts under the Frozen DCP, except for the Frozen Non-Qualified Pension Plan Deferrals, and as a result of that merger and material modification of the Frozen DCP, it became subject to the requirements of Section 409A of the Code as of November 1, 2008, for all of the amounts in the Frozen DCP other than the Frozen Non-Qualified Pension Plan Deferrals. The amounts in the accounts of the participants in the Frozen DCP (except for the Frozen Non-Qualified Pension Plan Deferrals) were governed by the terms and conditions of the New Plan until January 1, 2009 (except for the election provisions set forth herein which took effect as of November 1, 2008), and from and after January 1, 2009, shall be governed by the terms and conditions of this A&R Plan. The terms of the Frozen DCP as in effect prior to November 1, 2008 shall remain applicable to and shall govern the Frozen Non-Qualified Pension Plan Deferrals. In addition, any amounts in pay status as of November 1, 2008, whether originally payable from the Frozen DCP or the New Plan, shall continue to be payable pursuant to the terms of the Frozen DCP as in effect prior to November 1, 2008 or the New Plan, as the case may be.

Article I

Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings set forth below, unless a different meaning is plainly required by the context. Unless otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

Sec. 1-1.Account .  “Account” or “Accounts” means, as the context requires, the Deferred Compensation Account and/or the Benefit Restoration Account of a Participant.

Sec. 1-2.Administration Committee .  “Administration Committee” means the person or persons from time to time acting under the provisions of Article V hereof.

Sec. 1-3.Beneficiary . “Beneficiary” means the person or persons, entity or entities, trust or trusts, or the Participant’s estate, including one or more organizations described in each of Sections 170(c), 2055(a), and 2522(a) of the Code (or any substitute provisions), named by a Participant who is not married as his Beneficiary or contingent Beneficiary. “Beneficiary” means, in the case of a married Participant, the spouse (as defined in the Defense of Marriage Act) of the Participant at the time of his death, provided that a married Participant shall be entitled to designate one or more of the types of Beneficiaries or contingent Beneficiaries that an unmarried Participant may select, other than the Participant’s spouse, to receive any amount payable under the Plan in the event of his death and from time to time to change such designation. Such married Participant’s alternate designation of a non-spousal Beneficiary shall not be effective, however, unless:

(i)

the spouse of the Participant consents in writing to such designation and the spouse’s consent acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public; or

(ii)	the Participant establishes to the satisfaction of the Administration Committee that such spouse’s consent may not be obtained because the spouse cannot be located.

Any consent by a spouse (or the establishment that consent of a spouse may not be obtained) shall be effective only with respect to that spouse. Such spouse may revoke his consent by filing prior to the applicable Scheduled Distribution Date of the Participant a revocation in such form and manner as the Administration Committee shall specify. The Administration Committee may rely on the representations by the Participant as to whether the Participant has no spouse or the spouse cannot be located and shall have no liability for such reliance. All Beneficiary designations and changes of Beneficiary designations shall be made in accordance with such rules and regulations, as the Administration Committee shall prescribe.

A person who is an alternate payee under a qualified domestic relations order may be considered a Beneficiary for purposes of this Plan.

Sec. 1-4.Benefit Restoration Account . “Benefit Restoration Account” means the bookkeeping account of a Participant maintained by TI which reflects amounts attributable to the benefit restoration account in the New Plan and the benefit restoration account in the Frozen DCP and contributions and earnings posted pursuant to Sections 3-3 and 3-4 hereof.

Sec. 1-5.Board of Directors .  “Board of Directors” means the Board of Directors of TI or of any Subsidiary which has adopted this Plan.

Sec. 1-6.Cash Profit Sharing Compensation . “Cash Profit Sharing Compensation” means the cash profit sharing bonus payable for a Plan Year under the TI Employees Cash Profit Sharing Plan, as amended from time to time, and any successor to that program.

Sec. 1-7.Code . “Code” means the Internal Revenue Code of 1986, as amended.

Sec. 1-8.Compensation . “Compensation” means: (a) a Designated Employee’s Regular Compensation; (b) a Designated Employee’s Year-End Performance Bonus; and (c) any amounts paid to the Designated Employee as Cash Profit Sharing Compensation. In addition, “Compensation” as provided in Sections 2-4 and 3-3(iii) for purposes of determining any “Matched Savings Contribution” shall have the same meaning as in the TI 401(k) Savings Plan.

Sec. 1-9.Compensation Committee .  “Compensation Committee” means the Compensation Committee of the Board of Directors of TI.

Sec. 1-10.Deferred Compensation Account . “Deferred Compensation Account” means the bookkeeping account of a Participant maintained by TI, which reflects the following:

(i)amounts in the portion of the Account attributable to the deferred compensation account in the Frozen DCP, other than amounts attributable to Frozen Non-Qualified Pension Plan Deferrals;

(ii)amounts in the portion of the Account attributable to the deferred compensation account in the Frozen DCP composed of the Frozen Non-Qualified Pension Plan Deferrals;

(iii)amounts in the portion of the Account attributable to the deferred compensation account in the New Plan (including amounts attributable to deferrals of benefits from the TI Employees Non-Qualified Pension Plan II pursuant to the deferral election provided for the 2005 Plan Year which either (a) were credited to the Account prior to January 1, 2009, or (b) are payable from the TI Employees Non-Qualified Pension Plan II as of December 31, 2008 but may not actually be credited to the Account until after January 1, 2009); and

(iv)contributions and earnings posted pursuant to Section 3-2 hereof.

Sec. 1-11.Deferred Compensation Agreement .  “Deferred Compensation Agreement” means an agreement pursuant to which a Designated Employee elects to defer part of his Compensation and which specifies:

(i)that the Designated Employee agrees to participate in this Plan in accordance with its provisions; and

(ii)that the Deferred Compensation Agreement shall be subject to this Plan in all respects.

Sec. 1-12.Designated Employee .  “Designated Employee” means an employee of TI or a Subsidiary who is eligible to participate in a Deferred Compensation Account pursuant to Section 2-1 of this Plan and to defer Compensation during a Plan Year.

Sec. 1-13.Election Period .  “Election Period” means the annual election period during which Participants who are Designated Employees may enter into new Deferred Compensation Agreements in accordance with Article III and make such other elections as provided for in this Plan. Such annual election period shall be the period prior to the beginning of a Plan Year as specified by the Administration Committee and communicated to the Designated Employees.

Sec. 1-14.Eligible Employee . “Eligible Employee” means an Employee other than an Employee who is defined as a “Tucson Participant” in Appendix E of the TI Employees Pension Plan.

Sec. 1-15.Employee . “Employee” means any employee of TI or its Subsidiaries, whether full or part-time.

Sec. 1-16.Employer .  “Employer” means Texas Instruments Incorporated and any other corporation and any other member of the controlled group of corporations (as defined in Section 414(b) of the Code) which includes TI and which adopts the TI 401(k) Savings Plan or the TI Contribution and 401(k) Savings Plan, unless the controlled group member’s adopting resolutions specifically provide that while adopting the TI 401(k) Savings Plan or the TI Contribution and 401(k) Savings Plan, it is not adopting this Plan. In any event, among the Employers, TI shall have sole power to amend or terminate this Plan.

Sec. 1-17.ERISA . “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Sec. 1-18.Frozen Non-Qualified Pension Plan Deferrals .      “Frozen Non-Qualified Pension Plan Deferrals” means amounts from the TI Employees Non-Qualified Pension Plan which was frozen as of December 31, 2004, attributable to deferrals of benefits which either (a) were credited prior to January 1, 2009 to the portion of a Participant’s Deferred Compensation Account composed of the deferred compensation account in the Frozen DCP, or (b) are payable from said frozen Employees Non-Qualified Pension Plan as of December 31, 2008 to the portion of a Participant’s Deferred Compensation Account composed of the deferred compensation account in the Frozen DCP, but which may not actually be credited to the Deferred Compensation Account until after January 1, 2009, plus earnings thereon.

Sec. 1-19.Participant .  “Participant” means both an Active Participant and an Inactive Participant, as such terms are defined in this Section 1-19.

(i)“Active Participant” shall include:

(a)	an Employee who executes a Deferred Compensation Agreement for the current Plan Year in accordance with Article III hereof and who is not an “Inactive Participant” as defined in (ii) below; and

(b)an Eligible Employee who is credited with an amount to his Benefit Restoration Account.

(ii)“Inactive Participant” shall include:

(a)

with respect to the Deferred Compensation Account, a Designated Employee who has a Deferred Compensation Account balance but who did not execute a Deferred Compensation Agreement for the current Plan Year in accordance with Article III hereof;

(b)	an Employee who has a Deferred Compensation Account balance, but who is no longer a Designated Employee;
(c)	an Eligible Employee who has a Benefit Restoration Account balance, but who is not currently being credited with amounts to that account; and
(d)

a former Employee who has a Deferred Compensation Account balance and/or a Benefit Restoration Account balance and who has experienced a “separation from service” as defined in Section 1.409A-1(h) of the Final Treasury Regulations under Section 409A of the Code, or any successor provision thereto, including any former Employees who were participants in the Frozen DCP and/or the New Plan.

Sec. 1-20.Plan Year .  “Plan Year” means a calendar year.

Sec. 1-21.Regular Compensation .  “Regular Compensation” means a Designated Employee’s regular base salary (including straight time, holiday pay, timebank, jury duty, disability pay, workers compensation and military pay) relating to services performed for the Employer during any calendar year, but excluding commissions, bonuses, and any other incentive compensation.

Sec. 1-22.Scheduled Distribution Date .  “Scheduled Distribution Date” means the month and year designated by the Participant pursuant to Section 3-6.

Sec. 1-23.Subsidiary . “Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of TI and its Subsidiaries audited by TI’s independent auditors and reported to shareholders in the published annual report to shareholders.

Sec. 1-24.Year-End Performance Bonus . “Year-End Performance Bonus” means a cash incentive award payable for a Plan Year under the Texas Instruments’ Executive Officer Performance Plan and performance bonuses payable under any Employer’s annual performance bonus plan, as amended from time to time, and any successor to such plan or program. Merit, retention, sales, completion, individual, team, signing, and other similar bonuses are not eligible for deferral as a “Year-End Performance Bonus.”

Article II

Eligibility and Participation

Sec. 2-1.Eligibility .

(i)Annual eligibility to participate in a Deferred Compensation Account shall be limited to Employees on the U.S. payroll who are selected by, and at the sole discretion of, the Compensation Committee, the TI Senior Vice President responsible for Human Resources or such other individual designated by the Compensation Committee who represent a select group of management or highly-compensated employees of TI or its Subsidiaries, consistent with the Plan’s status under ERISA as a plan for a select group of management or highly compensated employees. An Employee selected to participate as provided in this paragraph will be eligible to participate in a Deferred Compensation Account in accordance with the provisions of Section 2-2 below as a Designated Employee.

(ii)Eligible Employees shall be eligible to participate in a Benefit Restoration Account in accordance with the provisions of Section 2-3 or Section 2-4 below, provided the Compensation Committee, the TI Senior Vice President responsible for Human Resources or such other individual designated by the Compensation Committee has determined, in its or such individual’s sole discretion, that those Employees represent a select group of management or highly-compensated employees of TI or its Subsidiaries, consistent with the Plan’s status under ERISA as a plan for a select group of management or highly compensated employees. The participation of a Participant who has an amount credited to his Benefit Restoration Account pursuant to Section 2-3 or Section 2-4 shall be automatic. The participation of a Designated Employee in a Deferred Compensation Account is elective, as described below.

Sec. 2-2.Participation in a Deferred Compensation Account .  A Designated Employee shall become a Participant in a Deferred Compensation Account by completing a Deferred Compensation Agreement in the manner and form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry, to the extent such form is permissible under Section 409A of the Code) specified by the Administration Committee, and electing to defer Compensation as provided in Section 3-2 below.

Sec. 2-3.Participation in a Benefit Restoration Account for Participants in the TI Contribution and 401(k) Savings Plan .

(i)An Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of the Participant will be credited with contributions not credited to such Participant’s “Contribution Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year as of the date the limitations under Section 401(a)(17) of the Code and/or Section 415 of the Code are first applicable, so that allocations under the TI Contribution and 401(k) Savings Plan allocable to such account of such Participant are restricted.

(ii)An Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of such Participant will be credited with “Employer 401(m) Contributions” not credited to the Participant’s “401(k) Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year as of the date the limitations under Section 401(a)(17) and/or Section 415 of the Code first restrict contributions or allocations under the TI Contribution and 401(k) Savings Plan; provided that the Participant has made an election under the TI Contribution and 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code.

(iii)A Designated Employee who otherwise is an Eligible Employee will become a Participant in this Plan and a Benefit Restoration Account in the name of the Participant will be credited with contributions not credited to the Participant’s “Contribution Account,” and with “Employer 401(m) Contributions” not credited to the Participant’s “401(k) Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year because the Participant deferred Regular Compensation or deferred Year-End Performance Bonus under this Plan, as of the earliest date the deferred Regular Compensation or deferred Year-End Performance Bonus is credited to the Participant’s Deferred Compensation Account pursuant to Section 3-2 below; provided that no “Employer 401(m) Contributions” restoration shall be made unless the Participant has made an election under the TI Contribution and 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code.

Sec. 2-4.Participation in a Benefit Restoration Account for Participants in the TI 401(k) Savings Plan. A Designated Employee who otherwise is an Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of such Participant will be credited with “Employer Matched Savings Contributions” not credited to the Participant’s “401(k) Account” under the TI 401(k) Savings Plan for that Plan Year solely because the Participant deferred Regular Compensation or deferred Year-End Performance Bonus under this Plan, as of the earliest date the Regular Compensation or Year-End Performance Bonus is credited to the Participant’s Deferred Compensation Account pursuant to Section 3-2 below; provided that the Participant has made an election under the TI 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code, and provided further that such contribution, when added to any “Matched Savings Contribution” actually made pursuant to the TI 401(k) Savings Plan, does not exceed 2% of such Participant’s Compensation during the Plan Year as limited by Section 401(a)(17) of the Code.

Article III

Participant Account

Sec. 3-1.Participant Account .  TI shall maintain for each Participant an unfunded bookkeeping Deferred Compensation Account and/or Benefit Restoration Account to which shall be credited or debited all contributions and any earnings and losses that would have been incurred thereon if the Accounts had been invested as directed by the Participant or as otherwise so provided pursuant to this Article III. A Participant shall at all times have a fully vested and non-forfeitable right to the amounts credited to his Deferred Compensation Account under this Plan, subject to the distribution provisions and other requirements of this Plan. To the extent the Participant is vested in corresponding benefits under the TI 401(k) Savings Plan or the TI Contribution and 401(k) Savings Plan, the Participant shall be vested in the amounts credited to his Benefit Restoration Account, subject to the distribution provisions and other requirements of this Plan.

Sec. 3-2.Elections by Participants for Deferred Compensation Accounts .

(i)Each Designated Employee may elect to participate in a Deferred Compensation Account by completing a Deferred Compensation Agreement during the Election Period.

(ii)A Designated Employee who elects to participate in a Deferred Compensation Account may, during the applicable Election Period, elect to defer into a Deferred Compensation Account no more than 90% of the Designated Employee’s Year-End Performance Bonus that is earned in the upcoming Plan Year and paid in the following Plan Year. A Participant’s election to defer his Year-End Performance Bonus is irrevocable and shall become effective as of the first day of the Plan Year immediately following such Election Period.

(iii)A Designated Employee who elects to participate in a Deferred Compensation Account may, during the applicable Election Period, elect to defer into the Deferred Compensation Account no more than 90% of the Designated Employee’s Cash Profit Sharing Compensation that is earned in the upcoming Plan Year and paid in the following Plan

Year. A Participant’s election to defer Cash Profit Sharing Compensation is irrevocable and shall become effective as of the first day of the Plan Year immediately following such Election Period.

(iv)A Designated Employee who elects to participate in a Deferred Compensation Account may, during the applicable Election Period, elect to defer into the Deferred Compensation Account no more than 25% of the Designated Employee’s Regular Compensation (exclusive of his Year-End Performance Bonus and Cash Profit Sharing Compensation) to be earned in the upcoming Plan Year. A Participant’s election to defer Regular Compensation is irrevocable, and shall become effective for Compensation earned from and after the first day of the Plan Year immediately following such Election Period.

The Employer of a Participant shall credit to the Participant’s Deferred Compensation Account the amount of Compensation the Participant has elected to defer. Such amounts shall be credited as of the date the Compensation so deferred would otherwise have been paid to the Participant in the absence of the Participant’s deferral election.

Sec. 3-3.Benefit Restoration Accounts .  The Employer of a Participant who is an Eligible Employee shall credit to the Benefit Restoration Account of such Participant all of the following that apply:

(i)

the amount of contributions not credited to such Participant’s “Contribution Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year due to the limitations under Section 401(a)(17) of the Code and/or Section 415 of the Code or because the Participant deferred compensation pursuant to Section 3-2 above;

(ii)

the amount of any “Employer 401(m) Contributions” which would have been made but which were not made and credited to the “401(k) Account” under the TI Contribution and 401(k) Savings Plan because of the application of Section 401(a)(17) and/or Section 415 of the Code or because the Participant deferred compensation pursuant to Section 3-2 above; provided that the Participant has made an election under the TI Contribution and 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code; and/or

(iii)

the amount of any “Matched Savings Contribution” under the TI 401(k) Savings Plan which would have been credited but which was not credited under the TI 401(k) Savings Plan solely because the Designated Employee deferred compensation pursuant to Section 3‑2 above, provided that the Participant has made an election under the TI 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code, and provided further that such contribution, when added to any “Matched Savings Contribution” actually made pursuant to the TI 401(k) Savings Plan, does not exceed 2% of such Designated Employee’s Compensation during the Plan Year as limited by Section 401(a)(17) of the Code.

Sec. 3-4.Investment Performance of Contributions .  As soon as the Administration Committee determines that it is administratively feasible, a Participant may direct the Administration Committee to value amounts deferred or credited for that Plan Year to each of (1) the portion of the Deferred Compensation Account attributable to deferrals provided for in Sections 3-2(ii) and (iii), if applicable, (2) the portion of the Deferred Compensation Account attributable to deferrals provided for in Section 3-2(iv), if applicable, and (3) the Benefit Restoration Account for such Participant pursuant to Section 3-3, if applicable, so as to reflect the performance of any of the participant investment funds authorized under the TI Contribution and 401(k) Savings Plan. In the case of elections of amounts deferred pursuant to Section 3-2 for any Plan Year and amounts credited for any Plan Year to a Benefit Restoration Account of a Participant, the participant investment funds available under this Plan shall exclude the TI Stock Fund and the Self Directed Brokerage Account as defined in said TI Contribution and 401(k) Savings Plan. In the case of the portion of the Deferred Compensation Accounts and the Benefit Restoration Accounts attributable to the New Plan, the TI Stock Fund and the Self Directed Brokerage Account shall be excluded, and in the case of the portion of the Deferred Compensation Accounts and the Benefit Restoration Accounts attributable to the Frozen DCP, the Self Directed Brokerage Account shall be excluded. Subject to the provisions of this Section 3-4, separate directions may be made with respect to amounts already credited to a Participant’s Accounts and, in the case of the Deferred Compensation Account, with respect to amounts to be credited in the future.

If a Participant has not made investment performance directions for that Plan Year for an amount credited to any of the portions of that Participant’s Deferred Compensation Account or his Benefit Restoration Account for that Plan Year pursuant to the foregoing provisions of this Section 3-4, then such amount shall reflect the performance of the Lifestyle 2010 Fund or such other low risk investment fund as selected by the Retirement Investment Committee provided for in the TI Contribution and 401(k) Savings Plan.

Notwithstanding the foregoing provisions of this Section 3-4, with respect to the portion of the Deferred Compensation Accounts and the Benefit Restoration Accounts attributable to the Frozen DCP and the portion in those Accounts attributable to the New Plan, investment in the TI Stock Fund shall be subject to the following limitations:

(i)	no Participant shall be permitted to direct that any additional amounts in the portion of his Accounts attributable to the Frozen DCP or the New Plan reflect the performance of the TI Stock Fund;

(ii)	dividends on TI Stock shall be reinvested in the TI Stock Fund; and
(iii)

from and after January 1, 2010, Participants who have amounts in their Accounts attributable to the Frozen DCP or the New Plan shall no longer be permitted to direct that any of such amounts reflect the performance of the TI Stock Fund, and the TI Stock Fund shall be removed as an investment performance fund alternative which is available under this Plan with respect to the portion of their Accounts attributable to the Frozen DCP or the New Plan. Prior to January 1, 2010, the Administration Committee shall establish procedures for redirecting amounts which have been directed to reflect the performance of the TI Stock Fund into one of the other investment performance fund alternatives available under the Plan.

Participant investment performance directions for a Plan Year may be made not more often than once each day. Each such direction which conforms to the terms and conditions specified by the Administration Committee shall be effective as soon as practicable after it is made and shall continue in effect until revoked or modified by a new direction.

Sec. 3-5.Withdrawal of Contributions .  A Participant may not withdraw funds credited to the Participant’s Deferred Compensation Account and Benefit Restoration Account unless the Participant has an Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, or the Participant’s spouse, Beneficiary, or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, all as determined by the Administration Committee based on the relevant facts and circumstances and as provided for in Treas. Reg. §1.409A-3(i)(3) or any successor provision. Examples of potential Unforeseeable Emergencies include the following:

(i)	the need to rebuild a home following damage to a home not otherwise covered by insurance;
(ii)	the imminent foreclosure of or eviction from the Participant’s primary residence;
(iii)	the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication; and
(iv)	the need to pay for funeral expenses of a spouse, a Beneficiary, or a dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code).

Whether a Participant is faced with an Unforeseeable Emergency under the Plan is to be determined based on the relevant facts and circumstances of each case, but in any case, a withdrawal on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved (a) through reimbursement or compensation from insurance or otherwise, (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or (c) by cessation of deferrals under the Plan.

Withdrawal because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution), as determined by the Administration Committee, in its sole discretion. The Participant must apply in writing for a payment upon an “Unforeseeable Emergency,” using the form prescribed by the Administration Committee. The Administration Committee retains the sole and absolute discretion to grant or deny a payment upon an Unforeseeable Emergency. Payment of any amount withdrawn under this Section 3-5 shall be made as soon as administratively possible but in no event more than ninety (90) days following the determination of an Unforeseeable Emergency by the Administration Committee. A Participant’s deferrals shall not cease following a payment upon an Unforeseeable Emergency.

Sec. 3-6.Scheduled Distribution Dates and Forms for Payment .  Subject to Sections 3-7, 3-8 and 3-11:

(i)

(a)       except as otherwise provided in this Section 3-6, each Election Period each Designated Employee shall elect separate Scheduled Distribution Dates for distribution of the amounts, if any, credited during the Plan Year to which the Election Period relates, for each of (1) the portion of the Deferred Compensation Account attributable to deferrals provided for in Sections 3-2(ii) and (iii), and (2) the portion of the Deferred Compensation Account attributable to deferrals provided for in Section 3-2(iv), and the Benefit Restoration Account for such Designated Employee pursuant to Section 3-3, along with the earnings on such amounts; provided, however, that any Scheduled Distribution Date designated by such Designated Employee shall be no earlier than two (2) years following the end of the Plan Year to which such designation relates;

(b)effective as of the Election Period beginning on or after November 1, 2008 and ending on or prior to December 31, 2008, for any Participant who had amounts credited to one or both of his Accounts in the New Plan for the 2005 through 2008 Plan Years, such Participant had the right to elect, during such Election Period a single Scheduled Distribution Date (which shall be no earlier than July, 2010) for all such amounts, if any, credited during those Plan Years prior to 2009 to the Deferred Compensation Account and the Benefit Restoration Account for such Participant, along with the earnings on such amounts. The election described in this paragraph (b) was intended to comply, where applicable, with the transition relief provided, with respect to Section 409A of the Code by (1) Notice 2005-1, Q&A 19(c) issued by the Internal Revenue Service (“IRS”) and the U.S. Department of the Treasury, (2) the IRS Proposed Regulations under Section 409A of the Code published on October 4, 2005, (3) Notice 2006-79 issued by the IRS and the U.S. Department of the Treasury, (4) the IRS Final Regulations under Section 409A of the Code effective April 17, 2007, and (5) Notice 2007-86 issued by the IRS and the U.S. Department of the Treasury (collectively, the “409A Transition Relief”) and shall be interpreted in all respects to be consistent with and in compliance with the 409A Transition Relief;

(c)effective as of the Election Period beginning on or after November 1, 2008 and ending on or prior to December 31, 2008 for any Participant who had amounts credited to one or both of his Accounts in the New Plan on November 1, 2008 which are attributable to amounts from the merged Frozen DCP, such Participant was entitled to elect during such Election Period a single Scheduled Distribution Date (which shall be no earlier than July, 2010) for all such amounts, if any, attributable to the Frozen DCP as of November 1, 2008 and credited to the Deferred Compensation Account and the Benefit Restoration Account for such Participant, along with the earnings on such amounts. The election described in this paragraph (c) was intended to comply, where applicable, with the 409A Transition Relief and shall be interpreted in all respects to be consistent with and in compliance with the 409A Transition Relief. Such election shall not apply to the Frozen Non-Qualified Pension Plan Deferrals;

(d)the elections provided for in this Section 3-6(i) shall be made in such manner (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry, to the extent such form is permissible under Section 409A of the Code) as specified by the Administration Committee, subject to Section 3-6(ii) and (iii) below. Any such election shall remain in effect until a subsequent distribution election, if any, becomes effective;

(e)the Scheduled Distribution Date from and after January 1, 2009 for any amount credited during a Plan Year to the Benefit Restoration Account of a Participant who is not a Designated Employee for that Plan Year is the January of the 3 rd Plan Year following the Plan Year in which such amount is credited to such Account;

(f)notwithstanding the foregoing provisions of this Section 3-6(i), in no event shall the Scheduled Distribution Date designated by any Participant be later than the month in which such Participant attains age seventy-five (75).

(ii)

At the time of the elections provided for in Section 3-6(i), a Participant shall elect to receive distribution of the amounts credited to his Accounts for the applicable Scheduled Distribution Date in one of the following forms:

(a)a lump sum payable during the Participant’s Scheduled Distribution Date;

(b)annual installments to be paid over five (5) consecutive years, with the first installment being paid during the Participant’s Scheduled Distribution Date, and the subsequent installments being paid during the next four (4) anniversaries of such Scheduled Distribution Date; or

(c)annual installments to be paid over ten (10) consecutive years, with the first installment being paid during the Participant’s Scheduled Distribution Date, and the subsequent installments being paid during the next nine (9) anniversaries of such Scheduled Distribution Date.

(iii)

If a Participant fails or refuses to make an election of either the date or form of payment for any Plan Year pursuant to Sections 3-6(i)(a) and/or (ii), the amounts credited to such Participant’s Accounts for such Plan Year shall be paid in a lump sum, in the case of a failure to elect a form of payment, and in January of the third (3rd ) Plan Year following such Plan Year, in the case of a failure to elect a date of payment. If a Participant fails or refuses to make an election of either the date or form of payment pursuant to Sections 3-6(i)(b) and/or (i)(c) and 3-6(ii), the amounts credited to such Participant’s Accounts attributable to the Frozen DCP or the New Plan for the 2005 through 2008 Plan Years shall be paid (a) in the case of any Participant not described in clause (b) or (c) below, in a lump sum in January, 2012, (b) in the case of any Participant whose election under the Frozen DCP or the New Plan, as the case may be, (the “Previous Election”) provided for a lump sum payment upon attainment of age 60 or 65 in 2009, in a lump sum on the date in 2009 when such Participant attains age 60 or 65, and (c) in the case of any Participant in the Frozen DCP whose scheduled date of distribution, determined as of November 1, 2008, was to occur in 2009, on such scheduled date in 2009 in the form of payment set forth in such Participant’s Previous Election.

(iv)	Any amount credited during a Plan Year to the Benefit Restoration Account of a Participant who is not a Designated Employee for that Plan Year shall be distributed in a lump sum.
(v)

Any Scheduled Distribution Date and/or form of distribution from Accounts, whether previously elected or otherwise specified, may be revoked and a new election substituted therefore at any time as permitted by the Administration Committee. A Participant may change the Scheduled Distribution Date and/or form of distribution from the Scheduled

Distribution Date and/or form first elected or specified to another Scheduled Distribution Date and/or form provided for in Section 3-6(i) and (ii) by submitting an appropriate election form to the Administration Committee in accordance with the following criteria:

(a)the new election shall not take effect until at least twelve (12) months after the date on which the new election is made;

(b)the new election must include a Scheduled Distribution Date which is at least five (5) years after the Scheduled Distribution Date (as determined in accordance with the Final Regulations under Section 409A of the Code) that otherwise would have been applicable;

(c)the election must be made at least twelve (12) months prior to the Scheduled Distribution Date that otherwise would have been applicable. For purposes of applying the provisions of this Section 3-6(v), a Participant’s election to change the Scheduled Distribution Date and/or form of distribution shall not be considered to be made until the date on which the election becomes irrevocable. Such election shall become irrevocable when it is received by the Administration Committee; and

(d)the elections provided for in this Section 3-6(v) shall be made in such manner (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry, to the extent such form is permissible under Section 409A of the Code) as specified by the Administration Committee. Subject to the requirements of this Section 3-6(v), the election form most recently accepted by the Administration Committee that has become effective shall govern the Scheduled Distribution Date and/or form of distribution of the amounts credited to the Participants’ Accounts.

(vi)	Notwithstanding the foregoing provisions of this Section 3-6 and Section 3-7, none of the election provisions set forth herein shall apply to the Frozen Non-Qualified Pension Plan

Deferrals, which shall be paid in accordance with the distribution option selected by the Participant under or otherwise provided by, and shall be governed by the terms of the Frozen DCP as in effect prior to November 1, 2008.

Sec. 3-7.Distribution of Participant Accounts .

(i)

TI shall maintain each Participant’s bookkeeping Deferred Compensation Account and/or Benefit Restoration Account until distributed as provided in Sections 3-6(ii) and (iii), subject to Section 6-1(ii).

(ii)

Notwithstanding the foregoing, and except as otherwise provided in this paragraph, in the event of the death of a Participant prior to the receipt of the full amount to be distributed, the then balance credited to the Participant’s Accounts will, subject to Section 3-8, be distributed as soon as practicable following the month in which the death occurred, but in no event later than ninety (90) days following the date of death. Such distribution shall be made to the Beneficiary or Beneficiaries designated by the Participant, or if there is no Beneficiary designation under this Plan, to the Participant’s beneficiary or beneficiaries under the TI 401(k) Savings Plan or TI Contribution and 401(k) Savings Plan, as applicable. If no beneficiary was designated under either of those plans, distribution will be made to the Participant’s estate. In the case of amounts in a Participant’s Deferred Compensation Account composed of Frozen Non-Qualified Pension Plan Deferrals, in the event of the death of the Participant prior to the receipt of those amounts in full, the balance of those amounts shall be paid pursuant to the provisions of the Frozen DCP as in effect prior to November 1, 2008.

(iii)	Accounts shall be adjusted to reflect all distributions.
(iv)

Distributions and withdrawals under this Article III shall be made by check or electronic fund transfer and may be made through a paying agent or recordkeeper selected by the Administration Committee. Benefits payable under this Plan may not be rolled over or transferred to an individual retirement account or to any other employee benefit plan.

Sec. 3-8.Limitation on Time of Distribution. If TI reasonably anticipates that any amount to be paid to a Participant on any Scheduled Payment Date will not to be deductible due to the application of Section 162(m) of the Code, such payment of such amount may be delayed until January of the Plan Year in which TI reasonably anticipates the deduction of such amount will not be prohibited by said Section 162(m). The delay provided for in this Section 3-8 shall not apply unless all scheduled payments to which the Participant would be entitled which could be delayed in accordance with the provisions of this Section 3-8 also are delayed.

Sec. 3-9.Taxes .  TI makes no guarantees and assumes no obligation or responsibility with respect to a Participant’s or payee’s federal, state, or local income, estate, inheritance or gift tax obligations, if any, under this Plan or any Deferred Compensation Agreement. Any taxes required to be withheld from payments hereunder shall be deducted and withheld by the Company, benefit provider or funding agent appointed under the Plan.

Sec. 3-10.Assignment . Except as provided in Section 3-11 below, no Participant or Beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process.

Sec. 3-11.Alternate Payee Claims . Any claim against any benefits hereunder for child support, spousal maintenance, property settlement or alimony (an “Alternate Payee Claim”) shall be treated in the same manner as would a claim for corresponding benefits under the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, and shall be subject to all claims provisions and restrictions of those plans; provided, however, that the distribution of benefits hereunder in satisfaction of an Alternate Payee Claim shall be made in a lump-sum payment as soon as practicable after the determination of the validity of the claim. No order issued pursuant to an Alternative Payee Claim may require payment in any other form than a full lump sum distribution equal to the present value (as determined by the Administration Committee) of the Alternate Payee Claim. The provisions of Section 3-6 governing changes in the time and form of payment of benefits under this Plan do not apply to elections by individuals other than the Participant, with respect to payments to a person other than the Participant, to the extent such elections are reflected in or made in accordance with the terms of a “domestic relations order” (as defined in Section 414(p)(1)(B) of the Code).

Sec. 3-12.Incompetent . If the Administration Committee determines in its sole discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administration Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administration Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.

Article IV

Funding

Sec. 4-1.Funding  Benefits under this Plan shall be funded solely by the Employers. Benefits payable under this Plan shall be paid from the general assets of the Employers and this Plan shall constitute the Employers’ unfunded and unsecured promise to pay such benefits. Notwithstanding the foregoing, TI may create reserves, funds, and provide for amounts to be held in trust on behalf of the Employers under such trust agreements or custodial arrangements as the Company, in its absolute and sole discretion, deems appropriate.

Sec. 4-2.Creditor Status . A Participant and his Beneficiary or Beneficiaries shall be general unsecured creditors of the Employers with respect to the payment of any benefit under this Plan.

Article V

Administration of the Plan

Sec. 5-1.Administration .  The Plan shall be administered by the Administration Committee and its designees. The duties of the Administration Committee and its designees include (but not by way of limitation) (a) the defense of lawsuits and conduct of litigation in the name of the Plan (subject to the approval of the General Counsel of TI), (b) the full power and discretion to interpret and construe this Plan where it concerns (i) questions of eligibility or status, and (ii) subject to the opportunity for review of denied claims pursuant to Section 5-5 below, the rights of Participants and others hereunder, and (c) the power in general to decide any dispute arising under this Plan. In all such cases, the determination of the Administration Committee and its designees shall be final, conclusive and binding with respect to Participants and Beneficiaries.

Sec. 5-2.Number and Selection .  The Administration Committee shall consist of one or more members who shall be appointed by the Chief Executive Officer of TI or his designee.

Sec. 5-3.Action by Administration Committee .  All actions of the Administration Committee shall be by a majority of the persons so appointed, except as otherwise provided below. Such actions may be taken at a meeting of the Administration Committee or without a meeting by a resolution or memorandum signed by all the persons then appointed as members of the Administration Committee. No member of the Administration Committee shall be entitled to vote or decide upon any matter pertaining to himself individually but such matter shall be determined by the remaining members or by a majority of the remaining members of the Administration Committee, if any.

The Administration Committee may delegate some or all of its powers and responsibilities to any other person or entity, who may or may not be a named fiduciary, and may permit further delegation of its powers. The Administration Committee may appoint agents, retain legal counsel and other services, and perform such acts as may be necessary for the proper administration of the Plan.

Sec. 5-4.Accounts of Participants . The Administration Committee shall maintain records of all Accounts of Participants and such other records and data as may be necessary and appropriate for the proper administration of the Plan and to determine the amounts distributable to Participants and Beneficiaries. The Administration Committee in its discretion shall determine whether, and to what extent, Participant Accounts will be charged with the expenses of administration of the Plan. Expenses charged against Participant Accounts shall be charged as adjustments under Section 3-4 and Section 3-7, as applicable. Expenses of the Plan not charged to Participant Accounts shall be paid by TI.

Sec. 5-5.Rules and Regulations .  The Administration Committee may adopt and promulgate such rules and regulations as it may deem appropriate for the administration of the Plan. The Administration Committee shall adopt and promulgate written rules governing claims procedures reasonably calculated to:

(i)	provide adequate written notice to any Participant or other person whose claim under the Plan has been denied, setting forth the specific reasons for such denial; and

(ii)	afford a reasonable opportunity to such Participant or other person for a full and fair review by the Administration Committee of the decision denying the claim.

The determination of the Administration Committee upon such review shall be final and conclusive.

Sec. 5-6.Reliance on Documents .  The Administration Committee shall be entitled to rely upon, and shall have no liability in relying upon, any representation made to it by TI or any officer of TI, or upon any paper or document believed by it to be genuine and to have been signed or sent by the proper person.

Sec. 5-7.Non-Liability .  No member of the Board of Directors, Compensation Committee or Administration Committee, or any officer or employee of TI shall be liable for any act done or omitted by him with respect to the Plan except for his own willful misconduct.

Sec. 5-8.Resignation or Removal .  Any Administration Committee member may resign by giving written notice to the Chief Executive Officer of TI and may be removed by the Chief Executive Officer of TI by written notice given to the affected member of the Administration Committee. Upon the death, resignation, removal or inability of any Administration Committee member to act as such, the Chief Executive Officer of TI may appoint a successor.

Sec. 5-9.Information; Overpayment or Underpayment of Benefits .  In implementing the terms of this Plan, the Administration Committee may, without the consent or notice to any person, release to, or obtain from any entity or other organization or person information with respect to any persons which the Administration Committee deems to be necessary for such purpose. Any Participant or Beneficiary claiming benefits under this Plan shall furnish to the Administration Committee such information as may be necessary to determine eligibility for and amount of benefit, as a condition of claim to and receipt of such benefit.

The Administration Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices it determines to be appropriate in providing for the collection of any overpayment or the distribution of any underpayment of benefits. If an overpayment is made to a Participant or Beneficiary for whatever reason, the Administration Committee, in its sole discretion, may withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant or Beneficiary may be entitled. If an underpayment to a Participant or Beneficiary occurs for whatever reason, the Administration Committee, in its sole discretion, may correct the underpayment.

Sec. 5-10.Notice . Any notice required or permitted to be given to the Administration Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Texas Instruments

Attn: Deferred Compensation Plan

Administration Committee

7839 Churchill Way, MS 3905

Dallas, Texas 75251-1901

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

Article VI

General Provisions

Sec. 6-1.Amendment, Termination .

(i)The Compensation Committee may change, amend, modify, alter, or terminate the Plan at any time and in any manner, prospectively or retroactively (or may delegate such authority), except that no such amendment, modification, or alteration shall divest any Participant of any deferral made prior to the amendment. In addition, no such amendment shall modify the Plan in any way that would violate Section 409A of the Code. The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation to continue this Plan or makes any promise to pay benefits other than as provided under this Plan.

(ii)The Board of Directors reserves to its Compensation Committee the right to discontinue deferrals under a Deferred Compensation Agreement at any time. Following a termination of the Plan, the Participants’ Accounts shall continue to be credited with amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Section 409A of the Code and related Treasury Regulations, and additional amounts earned prior to Plan termination shall continue to be credited or debited to such Participants’ Accounts pursuant to Section 3-3. The investment funds available to Participants following the termination of the Plan shall be comparable in number and type to those investment funds available to Participants under the TI Contribution and 401(k) Savings Plan, excluding the TI Stock Fund and the Self Directed Brokerage Account. In addition, following a Plan termination, Participant Accounts shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).

Sec. 6-2.Plan Not an Employment Contract .  The Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all Participants remain subject to change of compensation, transfer, change of job, discipline, layoff, discharge or any other change of employment status. Nothing contained in this Plan shall prevent a Participant or the Beneficiary from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of the Company, or which would otherwise be payable or distributable to him or his surviving spouse or beneficiary. Nothing in this Plan shall be construed as preventing TI or any of its Subsidiaries from establishing any other or different plans providing for current or deferred compensation for employees.

Sec. 6-3.Rights of Persons Making Claims .  No Employee, Designated Employee or Participant, or any person or entity claiming through an Employee, Designated Employee or Participant, shall have any rights whatsoever other than the rights and benefits specifically granted under this Plan.

Sec. 6-4.Status of Benefits in this Plan.  No benefits accrued under, credited to Accounts under, or paid under this Plan shall constitute “earnings” or “compensation” for purposes of any other benefit plan sponsored by the Employers.

Sec. 6-5.Governing Law . This Plan shall be governed by the laws of the State of Texas, except to the extent preempted by ERISA and shall be governed by and subject to the Defense of Marriage Act (Public Law 104-199).

Sec. 6-6.Construction . This Plan is not intended to constitute a “qualified plan” subject to the limitations of Section 401(a) of the Code, nor shall it constitute a “funded plan”, for purposes of such requirements. It is intended that this Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of ERISA, and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan shall continue in full force and effect. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent otherwise required by applicable federal law, and shall be construed in accordance with Section 409A of the Code and the applicable guidance thereunder. Heading and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. Where this Plan supplements benefits under the TI 401(k) Savings Plan or the TI Contribution and 401(k) Savings Plan, this Plan is functionally and operationally related to such plans, and is to be interpreted in a manner consistent with the TI 401(k) Savings Plan and the TI Contribution and 401(k) Savings Plan to provide the benefits contemplated hereunder in a comprehensive manner.

IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer this 7th day of October, 2008.

By:	/s/ DARLA WHITAKER
Darla Whitaker
Senior Vice President - Human Resources

AMENDMENT NO. 1

TO THE

TI DEFERRED COMPENSATION PLAN

(EFFECTIVE JANUARY 1, 2009)

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, pursuant to the authority granted in Section 6-1 of the TI Deferred Compensation Plan (Effective January 1, 2009) (the “Plan”), does hereby amend the Plan effective as of January 1, 2010, except as otherwise provided herein, as follows:

1.	Article I of the Plan is amended by adding the following new Section 1-6A:

Sec. 1-6A.Change in Control .  “Change in Control” means an event that will be deemed to have occurred:

(i)

On the date any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to be a Change in Control;

(ii)

On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; or

(iii)

On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value equal to or more than eighty percent (80%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change in Control when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company.

(iv)	For purposes of (i), (ii) and (iii) above,
(a)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended;
(b)	“Board” means the Board of Directors of the Company;
(c)

“Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code; and

(d)

“Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of the Company audited by the Company’s independent auditors and reported to stockholders in the annual report to stockholders.

(v)

Notwithstanding the foregoing, in no case will an event in (i), (ii) or (iii) be treated as a Change in Control unless such event also constitutes a “change in control event” with respect to the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor provision.

2.	Article I of the Plan is amended further by adding the following new Section 1-18A:

Sec. 1-18A. Involuntary Termination .  “Involuntary Termination” shall mean a Termination of Employment, other than for cause due to the independent exercise of unilateral authority of TI to terminate the Participant’s services, other than due to the Participant’s implicit or explicit request, where the Participant was willing and able to continue to perform services, in accordance with Treas. Reg. § 1.409A-1(n)(1) or any successor provision.

3.	Article I of the Plan is amended further by adding the following new Section 1-22A:

Sec. 1-22A. Specified Employee .  “Specified Employee” shall mean an employee who is a “specified employee” (as defined in Section 409A(2)(B)(i) of the Code) for the applicable period, as determined by the Committee in accordance with Treas. Reg. § 1.409A-1(i), or any successor provision.

4.	Article I of the Plan is amended further by adding the following new Section 1-23A:

Sec. 1-23A. Termination of Employment .  “Termination of Employment” shall mean the date on which the Participant has incurred a “separation from service” within the meaning of Treasury Regulation section 1.409A-1(h) or any successor provision.

5.Section 2-3 of the Plan is amended, effective as of January 1, 2009, by striking said Section and substituting in lieu thereof the following new Section 2-3:

Sec. 2-3. Participation in a Benefit Restoration Account for Participants in the TI Contribution and 401(k) Savings Plan .

(i)	An Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of the Participant will be credited with the excess of:

(a)the sum, if any, of (1) the contributions which would have been credited to such Participant’s “Contribution Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year if the Employee’s “Compensation,” as defined in the TI Contribution and 401(k) Savings Plan, was not subject to the limitations under Section401(a)(17) of the Code and/or Section 415 of the Code for such Plan Year, and (2) if the Eligible Employee is a Designated Employee, the contributions which would have been credited to such Participant’s “Contribution Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year, if the Employee’s “Compensation,” as defined in the TI Contribution and 401(k) Savings Plan, had not been reduced during that Plan Year because the Participant deferred Regular Compensation or deferred a Year-End Performance Bonus under this Plan which was paid in that Plan Year; over

(b)the contributions actually credited to such Participant’s “Contribution Account” for such Plan Year.

(ii)	An Eligible Employee will become a Participant in this Plan, and a Benefit Restoration Account in the name of such Participant will be credited with an amount equal to the excess of:

(a)the lesser of (1) four percent (4%) of the Eligible Employee’s “Compensation,” as defined in the TI Contribution and 401(k) Savings Plan for that Plan Year if the Eligible Employee’s “Compensation” (A) was not subject to the limitations under Section 401(a)(17) and/or Section 415 of the Code for such Plan Year and, (B) in the case of an Eligible Employee who is a Designated Employee, had not been reduced during that Plan Year because the Eligible Employee deferred Regular Compensation or deferred a Year-End Performance Bonus under this Plan which was paid in that Plan Year, or (2) the sum of (A) the “Employer 401(k) Contributions actually credited to such Eligible Employee’s “401(k) Account” pursuant to Section 4-1(a) of the TI Contribution and 401(k) Savings Plan, plus (B) the amount of the Regular Compensation and/or a Year-End Performance Bonus which was paid in such Plan Year deferred by the Eligible Employee under this Plan for such Plan Year; over

(b)the “Employer 401(m) Contributions” actually credited to such Participant’s “401(k) Account” under the TI Contribution and 401(k) Savings Plan for that Plan Year;

provided that no benefit restoration shall be made pursuant to this Section 2-3(ii) unless the Eligible Employee has made an election under the TI Contribution and 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code, including, in the case of any Participant eligible to make catch-up contributions, the maximum amount of catch-up contributions permitted under Section 414(v) of the Code.

6.Section 2-4 of the Plan is amended, effective as of January 1, 2009, by striking said Section and substituting in lieu thereof the following new Section 2-4:

Sec. 2-4. Participation in a Benefit Restoration Account for Participants in the TI 401(k) Savings Plan . A Designated Employee who otherwise is an Eligible Employee will become a Participant in this Plan, and a Benefit

Restoration Account in the name of such Participant will be credited with “Employer Matched Savings Contributions” not credited to the Participant’s “401(k) Account” under the TI 401(k) Savings Plan for that Plan Year solely because the Participant deferred Regular Compensation or deferred a Year-End Performance Bonus under this Plan which was paid in that Plan Year, as of the earliest date the Regular Compensation or Year-End Performance Bonus is credited to the Participant’s Deferred Compensation Account pursuant to Section 3-2 below; provided that the Participant has made an election under the TI 401(k) Savings Plan to defer the maximum amount of compensation permitted under Section 402(g) of the Code, and provided further that such contribution, when added to any “Matched Savings Contribution” actually made pursuant to the TI 401(k) Savings Plan, does not exceed 2% of such Participant’s Compensation during the Plan Year as limited by Section 401(a)(17) of the Code.

7.Section 3-7 of the Plan is amended by adding the following new Section 3-7(iii) and renumbering current Sections 3-7(iii) and (iv) as Sections 3-7(iv) and (v):

(iii)(a)

Notwithstanding the foregoing, in the event a Participant experiences an Involuntary Termination within 24 months after a Change in Control, such Participant shall receive a distribution of the balances credited to the Participant’s Accounts which are attributable to amounts credited to those Accounts in Plan Years beginning on and after January 1, 2010, except that with respect to amounts credited to a Participant’s Account attributable to deferred Year-End Performance Bonuses and deferred Cash Profit Sharing Compensation, the provisions of this Section 3-7(iii)(a) shall only apply to such amounts credited to the Participant’s Accounts beginning on and after January 1, 2011.

(b)

To the extent permitted without additional tax or penalty by Section 409A of the Code, the amounts to be distributed pursuant to this Section 3-7(iii) shall be paid in a lump sum on, or as soon as practicable (but no later than ninety (90) days) after, the Participant’s Involuntary Termination, provided, however, that if the Participant is a Specified Employee upon such Involuntary Termination, and the limitations set forth in Section 409A(a)(2)(B)(i) of the Code are applicable to such Participant, said amounts shall be distributed in a lump sum as soon as practicable (but no more than ten (10) days) after, the earlier of (1) the first day of the seventh month following such Participant’s Involuntary Termination, or, (2) the date of death of such Participant; and

(c)

To the extent that distributions of amounts pursuant to this Section 3-7(iii) are not permitted without additional tax or penalty by Section 409A of the Code, the affected Participants shall receive distribution of the amounts referred to in this Section 3-7(iii) at the appropriate Scheduled Distribution Dates and in the appropriate forms of payment otherwise elected by such Participants.

The undersigned hereby adopts this AMENDMENT NO. 1 TO THE TI DEFERRED COMPENSATION PLAN on this 22 day of December, 2009, effective as of the dates set forth above, reflecting amendments approved by the Compensation Committee of the Board of Directors of Texas Instruments Incorporated on September 17, 2009 and amendments adopted pursuant to authority delegated by the Board of Directors of Texas Instruments Incorporated.

By:	/s/ DARLA WHITAKER
Darla Whitaker
Senior Vice President - Human Resources

AMENDMENT NO. 2

TO THE

TI DEFERRED COMPENSATION PLAN

(EFFECTIVE JANUARY 1, 2009)

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, pursuant to the authority granted in Section 6-1 of the TI Deferred Compensation Plan (Effective January 1, 2009) (the "Plan"), does hereby amend the Plan, effective as of August 1, 2012, as follows:

1.Section 3-6(v) of the Plan is amended by striking the first sentence of said Section and substituting in lieu thereof the following new sentence:

Any Scheduled Distribution Date and/or form of distribution from Accounts, whether previously elected or otherwise specified, may be revoked by a Participant and a new election substituted therefore as permitted by the Administration Committee, but in no event may a new election with respect to a specific amount subject to a Scheduled Distribution Date provided for in Section 3-6(i)(a) and/or form of distribution provided for in Section 3-6(ii) be made more often than once in any twelve (12)-month period.

The undersigned hereby adopts this AMENDMENT NO. 2 TO THE TI DEFERRED COMPENSATION PLAN on this 30th day of July, 2012, effective as of the date set forth above, reflecting an amendment adopted pursuant to authority delegated by the Board of Directors of Texas Instruments Incorporated.

By:	/s/ DARLA WHITAKER
Darla Whitaker
Senior Vice President - Human Resources

AMENDMENT NO. 3

TO THE

TI DEFERRED COMPENSATION PLAN

(EFFECTIVE JANUARY 1, 2009)

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, pursuant to the authority granted in Section 6-1 of the TI Deferred Compensation Plan (Effective January 1, 2009) (the "Plan"), does hereby amend the Plan, effective as of June 26, 2013, to conform the terms of the Plan to the administration of the Plan, as follows:

1.Section 1-3 of the Plan is amended by striking the second sentence of said Section and substituting in lieu thereof the following new sentence:

“Beneficiary” means, in the case of a married Participant, the spouse (as defined, for all purposes under the Plan, by U.S. federal tax law) of the Participant at the time of his death, provided that a married Participant shall be entitled to designate one or more of the types of Beneficiaries or contingent Beneficiaries that an unmarried Participant may select, other than the Participant’s spouse, to receive any amount payable under the Plan in the event of his death and from time to time to change such designation.

The undersigned hereby adopts this AMENDMENT NO. 3 TO THE TI DEFERRED COMPENSATION PLAN on this 14th day of December, 2015, effective as of the date set forth above, pursuant to authority delegated by the Board of Directors of Texas Instruments Incorporated.

By:	/s/ DARLA WHITAKER
Darla Whitaker
Senior Vice President - Human Resources